UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 1, 2013

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation's (the “Company”) or its management's intentions, hopes, beliefs, expectations or predictions of future events or the Company's future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Announced Retirement of Executive Vice President, Property & Casualty

On November 1, 2013, the Company issued a press release announcing that Thomas C. Wilkinson, its Executive Vice President, Property & Casualty, will retire on December 31, 2013. That press release is incorporated by reference herein.

Appointment of Executive Vice President, Property & Casualty

The Company’s November 1, 2013 press release also announced the appointment of Stephen P. Cardinal, as its Executive Vice President, Property & Casualty, effective November 1, 2013. That press release is incorporated by reference herein.

The Company’s marketing, sales and distribution operations will report directly to President and Chief Executive Officer, Marita Zuraitis.

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press release dated November 1, 2013 announcing leadership changes in the Company’s Property & Casualty segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name: Bret A. Conklin Title: Senior Vice President & Controller (Principal Accounting Officer)

Date: November 1, 2013